                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                             Tice Technology, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                                                62-1647888
(State of Incorporation)                                       (IRS Employer
                                                          Identification Number)

                                6711 Tice Plaza
                          Knoxville, Tennessee 37918
                                (423) 925-4501
                         (Address of principal office)


Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check
the following box.                                                           [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.                         [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Shares of Tice Technology, Inc.
                                Par Value $.01

            Common Stock Purchase Warrants of Tice Technology, Inc.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The registrant wishes to register its Common Shares and Common Stock Purchase Warrants which are fully described in the Registration Statement filed with the Securities and Exchange Commission on Form S-1 pursuant to the Securities Act of 1933 under File No. 333-11591 and incorporated herein by reference.

Item 2.   Exhibits.

          Incorporated in this registration statement are the following exhibits:

          1. The following documents filed by the registrant with the Securities and Exchange Commission under Registration No. 333-11591 are incorporated herein by reference and made a part hereof.

               (1)  Certificate of Incorporation of Tice Technology, Inc.
               (2)  Bylaws of Tice Technology, Inc.
               (3) Common Stock Purchase Warrant Agreement Between Tice Technology, Inc. and Warrant Agent.

               Attached is Exhibit 23,  Consent of Certified Public Accountants.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       Tice Technology, Inc.

                                       Date: March 25, 1997
                                            ------------------------------------

                                       By: /s/ William A. Tice
                                           -------------------------------------
                                           William A. Tice
                                           President

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